EX-28.a.4

DIMENSIONAL INVESTMENT GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended, as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and/or 2-208.1 of the Maryland General Corporation Law (the “MGCL”), to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation has authority to issue Fifteen Billion (15,000,000,000) shares of capital stock, with a par value of One Cent ($0.01) per share, for an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000). Currently, the Corporation’s authorized shares have been designated and classified into the following fifteen Series:

Series Designation	Number of Shares
The DFA International Value Portfolio Shares	1,700,000,000
U.S. Large Cap Value Portfolio II Shares	300,000,000
DFA International Value Portfolio II Shares	300,000,000
DFA International Value Portfolio III Shares	500,000,000
U.S. Large Cap Value Portfolio III Shares	700,000,000
LWAS/DFA U.S. High Book to Market Portfolio Shares	300,000,000
LWAS/DFA Two-Year Fixed Income Portfolio Shares	300,000,000
LWAS/DFA Two-Year Government Portfolio Shares	300,000,000
DFA International Value Portfolio IV Shares	300,000,000
Emerging Markets Portfolio II Shares	300,000,000
Tax-Managed U.S. Marketwide Value Portfolio II Shares	500,000,000
U.S. Large Company Portfolio Shares	900,000,000
Global Equity Portfolio Shares	1,300,000,000
Global 60/40 Portfolio Shares	900,000,000
Global 25/75 Portfolio Shares	700,000,000

In addition, 5,700,000,000 shares of capital stock of the Corporation remain unallocated and undesignated.

The shares of capital stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Series:

The DFA International Value Portfolio Shares;

Global Equity Portfolio Shares;

Global 60/40 Portfolio Shares; and

Global 25/75 Portfolio Shares;

have been further subdivided into the following Classes:

Classes	Number of Shares
The DFA International Value Portfolio Shares – Class R1	100,000,000
The DFA International Value Portfolio Shares – Class R2	100,000,000
The DFA International Value Portfolio Shares – Institutional Class	1,500,000,000
Global Equity Portfolio Shares – Class R1	100,000,000
Global Equity Portfolio Shares – Class R2	500,000,000
Global Equity Portfolio Shares – Institutional Class	700,000,000
Global 60/40 Portfolio Shares – Class R1	100,000,000
Global 60/40 Portfolio Shares – Class R2	300,000,000
Global 60/40 Portfolio Shares – Institutional Class	500,000,000
Global 25/75 Portfolio Shares – Class R1	100,000,000
Global 25/75 Portfolio Shares – Class R2	300,000,000
Global 25/75 Portfolio Shares – Institutional Class	300,000,000

SECOND: The Board of Directors of the Corporation has adopted resolutions (i) classifying and allocating Four Hundred Million (400,000,000) shares of the unallocated and unissued shares of capital stock with a par value of One Cent ($0.01) per share, as follows: The DFA International Value Portfolio Shares, Global Equity Portfolio Shares, Global 60/40 Portfolio Shares, and Global 25/75 Portfolio Shares, and (ii) further classifying and allocating such shares as separate Classes as follows:

Classes	Number of Shares
The DFA International Value Portfolio Shares – Class R25	100,000,000
Global Equity Portfolio Shares – Class R25	100,000,000
Global 60/40 Portfolio Shares – Class R25	100,000,000
Global 25/75 Portfolio Shares – Class R25	100,000,000

THIRD: The Board of Directors of the Corporation has adopted a resolution reclassifying Four Hundred Million (400,000,000) shares of capital stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Classes of capital stock listed below, and the Board of Directors of the Corporation has reclassified and reallocated such shares of capital stock with a par value of One Cent ($0.01) per share of the Corporation as unallocated and unissued capital stock of the Corporation.

Classes	Number of Shares
The DFA International Value Portfolio Shares – Class R1	100,000,000
Global Equity Portfolio Shares – Class R1	100,000,000
Global 60/40 Portfolio Shares – Class R1	100,000,000
Global 25/75 Portfolio Shares – Class R1	100,000,000

FOURTH: Following the aforesaid classification, allocation and designation, the total number of shares of common stock which the Corporation is authorized to issue is Fifteen Billion (15,000,000,000) shares of capital stock, with a par value of One Cent ($0.01) per share, for an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000). Currently, the Corporation’s authorized shares have been designated and classified into the following fifteen Series:

Series Designation	Number of Shares
The DFA International Value Portfolio Shares	1,700,000,000
U.S. Large Cap Value Portfolio II Shares	300,000,000
DFA International Value Portfolio II Shares	300,000,000
DFA International Value Portfolio III Shares	500,000,000
U.S. Large Cap Value Portfolio III Shares	700,000,000
LWAS/DFA U.S. High Book to Market Portfolio Shares	300,000,000
LWAS/DFA Two-Year Fixed Income Portfolio Shares	300,000,000
LWAS/DFA Two-Year Government Portfolio Shares	300,000,000
DFA International Value Portfolio IV Shares	300,000,000
Emerging Markets Portfolio II Shares	300,000,000
Tax-Managed U.S. Marketwide Value Portfolio II Shares	500,000,000
U.S. Large Company Portfolio Shares	900,000,000
Global Equity Portfolio Shares	1,300,000,000
Global 60/40 Portfolio Shares	900,000,000
Global 25/75 Portfolio Shares	700,000,000

In addition, 5,700,000,000 shares of capital stock of the Corporation remain unallocated and undesignated.

The shares of capital stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Series:

The DFA International Value Portfolio Shares;

Global Equity Portfolio Shares;

Global 60/40 Portfolio Shares; and

Global 25/75 Portfolio Shares;

have been further subdivided into the following Classes:

Classes	Number of Shares
The DFA International Value Portfolio Shares – Class R2	100,000,000
The DFA International Value Portfolio Shares – Institutional Class	1,500,000,000
The DFA International Value Portfolio Shares – Class R25	100,000,000
Global Equity Portfolio Shares – Class R2	500,000,000
Global Equity Portfolio Shares – Institutional Class	700,000,000
Global Equity Portfolio Shares – Class R25	100,000,000
Global 60/40 Portfolio Shares – Class R2	300,000,000
Global 60/40 Portfolio Shares – Institutional Class	500,000,000
Global 60/40 Portfolio Shares – Class R25	100,000,000
Global 25/75 Portfolio Shares – Class R2	300,000,000
Global 25/75 Portfolio Shares – Institutional Class	300,000,000
Global 25/75 Portfolio Shares – Class R25	100,000,000

FIFTH: The shares of capital stock designated, allocated, and classified pursuant to these Articles Supplementary shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in the Charter of the Corporation.

SIXTH: The shares aforesaid have been duly classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation and, to the extent applicable, in accordance with Sections 2-105(c), 2-208 and/or 2-208.1 of the MGCL.

SEVENTH: These Articles Supplementary shall become effective upon filing.

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IN WITNESS WHEREOF, Dimensional Investment Group Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Secretary on this 22nd day of July, 2011; and its Vice President acknowledges that these Articles Supplementary are the act of Dimensional Investment Group Inc., and she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:		DIMENSIONAL INVESTMENT GROUP INC.

By:	/s/ Catherine L. Newell	By:	/s/ Valerie A. Brown
	Catherine L. Newell, Secretary		Valerie A. Brown, Vice President

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